As filed with the Securities and Exchange Commission on May 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DHI GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-3179218
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400 Centennial, Colorado	80111
(Address of Registrant’s principal executive offices)	(Zip code)

DHI Group, Inc. 2022 Omnibus Equity Award Plan, as Amended and Restated

DHI Group, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

E. Jack Connolly, Esq.

Chief Legal Officer and Corporate Secretary

6465 South Greenwood Plaza, Suite 400

Centennial, Colorado 80111

(Name and address of agent for service)

(515) 978-3737

(Telephone number, including area code, of agent for service)

COPIES TO:

Ronald R. Levine, II, Esq.

Arnold & Porter Kaye Scholer LLP

1144 Fifteenth Street, Suite 3100

Denver, Colorado 80202

(303) 863-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DHI Group, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register the issuance of (i) 2,800,000 additional shares of common stock, par value $0.01 per share, of the Company, that are reserved for issuance directly, or in respect of awards granted or to be granted, under the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as Amended and Restated, as amended by the Second Amendment thereto (as amended, the “Omnibus Plan”), and (ii) 500,000 shares of common stock that are reserved for issuance under the DHI Group, Inc. 2020 Employee Stock Purchase Plan, as amended by the First Amendment thereto (as amended, the “ESPP”).

The shares of common stock registered hereunder are of the same class as, and in addition to, the shares of common stock registered on (i) the Registration Statement on Form S-8 (File No. 333-249405) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 9, 2020, relating to the ESPP, (ii) Registration Statement on Form S-8 (File No. 333-266144) filed with the SEC on July 15, 2022, relating to the Omnibus Plan, and (iii) the Registration Statement on Form S-8 (File No. 333-271815) filed with the SEC on May 10, 2023, relating to the Omnibus Plan (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein, or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 12, 2026, including portions of the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the Commission on April 2, 2026, to the extent specifically incorporated by reference therein;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 5, 2026;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on February 4, 2026 (only with respect to Item 8.01 thereof and Exhibit 99.2 thereto), February 23, 2026, February 26, 2026, March 2, 2026 (only with respect to Item 1.01 thereof and Exhibit 10.1 thereto), April 6, 2026 and May 19, 2026; and

4.	The description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on July 11, 2007, and any amendment or report filed for the purpose of updating any such description (including Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 11, 2022).

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this registration statement..

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides, generally, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Company’s by-laws provide that it will indemnify each director and officer and may indemnify employees and agents, as determined by the Company’s board of directors (the “Board”), to the fullest extent provided by the laws of the State of Delaware.

The foregoing statements are subject to the detailed provisions of section 145 of the DGCL and the Company’s amended and restated certificate of incorporation and by-laws.

The Company’s amended and restated certificate of incorporation provides that it shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Company refers to as a proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person; provided, however, that the Company shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the commencement of such proceeding (or part thereof) was authorized by the Board.

Section 102(b)(7) of the DGCL, generally, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s amended and restated certificate of incorporation limits the personal liability of its directors to the fullest extent permitted by section 102 of the DGCL.

The Company maintain directors’ and officers’ liability insurance for its officers and directors.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibits
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33584) filed on July 23, 2007).
4.2	Second Amended and Restated By-laws (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33584) filed on March 9, 2016).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, effective April 21, 2015 (incorporated by reference from Exhibit 3.1 to Company's Current Report on Form 8-K (File No. 001-33584) filed on April 21, 2015).
4.4	DHI Group, Inc. 2022 Omnibus Equity Award Plan, as Amended and Restated (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on April 28, 2023).
4.5	Second Amendment to the DHI Group, Inc. 2022 Omnibus Equity Award Plan, as amended and restated (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2026)
4.6	DHI Group, Inc. 2020 Employee Stock Purchase Plan, as amended and restated (incorporated by reference from Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-182756) filed on October 9, 2020).
4.7	First Amendment to the DHI Group, Inc. 2020 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 2, 2026)
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature pages of this Part II).
107*	Calculation of Filing Fee Table.

* Filed herewith.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(a)(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centennial, State of Colorado, on May 26, 2026.

DHI Group, Inc.

By:	/s/ Art Zeile
Name: Art Zeile
Title: President and Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Art Zeile, Greg Schippers and E. Jack Connolly, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Art Zeile	President and Chief Executive Officer, Director	May 26, 2026
Art Zeile	(Principal Executive Officer)

/s/ Greg Schippers	Chief Financial Officer	May 26, 2026
Greg Schippers	(Principal Financial and Accounting Officer)

/s/ Brian Schipper	Chairman and Director	May 26, 2026
Brian Schipper

/s/ Scipio Carnecchia	Director	May 26, 2026
Scipio Carnecchia

/s/ Jim Friedlich	Director	May 26, 2026
Jim Friedlich

/s/ Elizabeth Salomon	Director	May 26, 2026
Elizabeth Salomon

/s/ Kathleen Swann	Director	May 26, 2026
Kathleen Swann

/s/ Joseph Massaquoi	Director	May 26, 2026
Joseph Massaquoi

/s/ David Windley	Director	May 26, 2026
David Windley